EXHIBIT 10.6
NON-QUALIFIED STOCK OPTION AGREEMENT
     THIS NON-QUALIFIED STOCK OPTION AGREEMENT (“Agreement”) is made by and between Artes Medical USA, Inc., a Delaware corporation (the “Corporation”), and                                          (the “Optionee”).
     NOW, THEREFORE, in consideration of the mutual benefit to be derived herefrom, the Corporation and Optionee agree as follows:
     1. Grant of Option. The Corporation hereby grants to Optionee, subject to all the terms and provisions of the Artes Medical USA, Inc. 2001 Stock Option Plan dated April 30, 2001, as such Plan may be hereinafter amended, a copy of which is attached hereto and incorporated herein by this reference (the “Plan”), the right, privilege and option (“Option”) to purchase                                          shares of its common stock (“Stock”) at $                     per share, in the manner and subject to the conditions provided hereinafter and in the Plan and any amendments thereto and any rules and regulations thereunder.
     2. Time of Exercise of Option. The Option shall vest in Optionee and may be exercised by Optionee as set forth on Exhibit “A” hereto. Any exercise may be with respect to any part or all of the shares then exercisable pursuant to such Option. Except as otherwise provided in the Plan, such Option must be exercised within the earlier of (i) 10 years after the date of the grant, or (ii) three months after Optionee’s termination of employment or the performance of services with either the Corporation, or a Parent or Subsidiary thereof; provided, however, such rights shall be extended as more fully set forth in Section 3.3 of the Plan in the case of Optionee’s death. In no event shall the Corporation be required to transfer fractional shares to Optionee or those entitled to Optionee’s rights herein.
     3. Method of Exercise. The Option shall be exercised by Optionee as set forth in Sections 5.4 and 5.5 of the Plan.
     4. Restrictions on Exercise and Delivery. The exercise of each Option shall be subject to the condition that, if at any time the Committee shall determine, in its sole and absolute discretion,
          (a) the satisfaction of any withholding tax or other withholding liabilities, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of Stock pursuant thereto,
          (b) the listing, registration, or qualification of any shares deliverable upon such exercise is desirable or necessary, under any state or federal law, as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, or
          (c) the consent or approval of any regulatory body is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto,

then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. Optionee shall execute such documents and take such other actions as are required by the Committee to enable it to effect or obtain such withholding, listing, registration, qualification, consent or approval. Neither the Corporation nor any officer or director, or member of the Committee, shall have any liability with respect to the non-issuance or failure to sell shares as the result of any suspensions of exercisability imposed pursuant to this Section.
     5. Termination of Option. Except as otherwise provided in this Agreement or the Plan, to the extent not previously exercised, the Option shall terminate upon the first to occur of any of the following events:
          (a) the dissolution or liquidation of the Corporation;
          (b) the expiration of 10 years from the date of the grant of the Option hereunder;
          (c) the breach by Optionee of any provision of this Agreement;
          (d) as more fully set forth in Section 3.2.1 of the Plan, 90 days after termination of employment, or the performance of services, other than for “cause”;
          (e) as more fully set forth in Section 3.2.2 of the Plan, upon or as of the occurrence of an event giving rise to termination of employment, or the performance of services, for “cause”;
          (f) as more fully set forth in Section 3.3 of the Plan, six months after an optionee’s death; or
          (g) as more fully set forth in Section 6.2 of the Plan, in the event of a Capital Transaction.
     6. Nonassignability. Options may not be sold, pledged, assigned or transferred in any manner other than by will or by the laws of intestate succession, and may be exercised during the lifetime of Optionee only by Optionee. Any transfer by Optionee of any Option granted under the Plan or this Agreement shall void such Option and the Corporation shall have no further obligation with respect to such Option. No Option shall be pledged or hypothecated in any way, nor shall any Option be subject to execution, attachment or similar process.
     7. Restrictions on Transfer of Shares Acquired. Optionee represents and warrants to the Corporation that Optionee understands that, as of the date of this Agreement, (a) the Stock issuable upon exercise of the Option has not been registered under the Securities Act of 1933, as amended (the “Act”) or qualified under any applicable state securities laws and the Stock must be held indefinitely unless subsequently registered and qualified thereunder or an exemption from registration and qualification is available, (b) the Corporation has made no agreements, covenants or undertakings whatsoever (i) to register under the Act or any applicable securities laws the Stock issuable upon exercise of this Option, or (ii) about the availability of any

2

exemption under the Act (including Rule 144 of the Act) or applicable state securities laws and (c) there is no public market for the Stock of the Corporation and that such a market may never develop. Optionee further represents and warrants to the Corporation that he will not transfer the Stock in violation of the provisions of any applicable securities statute or regulation.
     8. Representation Letter. Upon the grant of the Option and execution of this Agreement, the Optionee will deliver to the Corporation the grant representation letter set forth on Exhibit “A” of the Plan (attached hereto as Exhibit “B”), as such Exhibit may be amended by the Committee from time to time. Upon exercise of the Option, the Optionee will deliver to the Corporation the exercise representation letter set forth on Exhibit “B” of the Plan (attached hereto as Exhibit “C”), as such Exhibit may be amended by the Committee from time to time. Optionee also agrees to make such other representations as are deemed necessary or appropriate by the Corporation and its counsel.
     9. Restrictive Legends. Each certificate evidencing the shares acquired hereunder, including any certificate issued to any transferee thereof, shall be imprinted with legends substantially in the form set forth in the Plan.
     10. Rights as Shareholder. Neither Optionee nor his executor, administrator, heirs or legatees, shall be, or have any rights or privileges of a shareholder of the Corporation in respect of the Stock unless and until certificates representing such Stock shall have been issued in Optionee’s name.
     11. Repurchase Option. All unexercised Options and any Stock received pursuant to the exercise of any Option or Optionee compensation, together with any rights, securities or additional stock that has been received pursuant to a stock dividend, stock split, recapitalization or other similar transaction shall be subject to the Corporation’s right of repurchase as set forth in Section 8 of the Plan.
     12. Right of First Refusal. Any Stock received pursuant to the exercise of any Option or Optionee compensation, together with any rights, securities or additional Stock that has been received pursuant to a stock dividend, stock split, recapitalization or other similar transaction shall be subject to the Corporation’s right of first refusal as set forth in Section 9 of the Plan.
     13. No Right of Employment. Neither the grant nor exercise of any Option nor anything in the Plan or this Agreement shall impose upon the Corporation or any other corporation any obligation to employ or continue to employ any Optionee. The right of the Corporation and any other corporation to terminate any employee shall not be diminished or affected because an Option has been granted to such employee.
     14. Mandatory Arbitration. In the event of any dispute between the Corporation and Optionee regarding this Agreement or the Plan, the dispute and any issue as to the arbitrability of such dispute, shall be settled to the exclusion of a court of law, by arbitration in San Diego, California, by a panel of three arbitrators (each party shall choose one arbitrator and the third shall be chosen by the two arbitrators so selected) in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. The decision of a majority of the arbitrators shall be final and binding upon the parties. All costs of the arbitration

3

and the fees of the arbitrators shall be allocated between the parties as determined by a majority of the arbitrators, it being the intention of the parties that the prevailing party in such a proceeding be made whole with respect to its expenses.
     15. Definitions. Capitalized terms shall have the meaning set forth in the Plan unless otherwise defined herein.
     16. Notices. Any notice to be given under the terms of this Agreement shall be addressed to the Corporation in care of its Secretary at its principal office, and any notice to be given to Optionee shall be addressed to such Optionee at the address maintained by the Corporation for such person or at such other address as the Optionee may specify in writing to the Corporation.
     17. Binding Effect. This Agreement shall be binding upon and inure to the benefit of Optionee, his heirs and successors, and of the Corporation, its successors and assigns.
     18. Governing Law. This Agreement shall be governed by the laws of the State of California.
     19. Descriptive Headings. Titles to Sections are solely for information purposes.
     20. Application of Plan. The Corporation has delivered and the Optionee hereby acknowledges receipt of a copy of the Plan. The parties agree and acknowledge that the Option granted hereunder is granted pursuant to the Plan and subject to the terms and provisions thereof, and the rights of the Optionee are subject to modifications and termination in certain events as provided in the Plan.
     IN WITNESS WHEREOF, this Agreement is effective as of, and the date of grant shall be                                         .

ARTES MEDICAL USA, INC., a Delaware corporation

By:

Its:

OPTIONEE

4

EXHIBIT “A”
VESTING SCHEDULE
TO
NON-QUALIFIED STOCK OPTION AGREEMENT
     Vesting and Time of Exercise of Option. Subject to the provisions of Section 5 and except as set forth herein otherwise, the Option shall vest in Optionee, and may be exercised by Optionee as to any or all of the Shares, as follows:
The Shares shall vest at a rate of 1/48 in equal monthly allotments of                      Shares each over a period of forty-eight (48) calendar months (except for the 48th month, being the last increment, where                      of the Shares, amounting to the balance of the Shares to be vested under the Option, shall vest) commencing on                      and continuing on the first day of each month thereafter until the last increment shall vest on                     .
Exhibit “A”

EXHIBIT “B”
GRANT REPRESENTATION LETTER
Date:
Artes Medical USA, Inc.
4660 La Jolla Village Drive, Suite 825
San Diego, CA 92122
Re: 2001 Stock Option Plan
To Whom It May Concern:
     This letter is delivered to Artes Medical USA, Inc., a Delaware corporation (the “Corporation”), in connection with the grant to                      (the “Optionee”) of an option (the “Option”) to purchase                      shares of common stock of the Corporation (the “Stock”) pursuant to the Artes Medical USA, Inc., 2001 Stock Option Plan dated April 30, 2001 (the “Plan”). The Optionee understands that the Corporation’s receipt of this letter executed by the Optionee is a condition to the Corporation’s willingness to grant the Option to the Optionee.
     In addition, the Optionee makes the following representations and warranties with the understanding that the Corporation will rely upon them.
     1. The Optionee acknowledges receipt of a copy of the Plan and Agreement. The Optionee has carefully reviewed the Plan and Agreement.
     2. The Optionee understands and acknowledges that the Option and the Stock are subject to the terms and conditions of the Plan.
     3. The Optionee understands and agrees that, at the time of exercise of any part of the Option for Stock, the Optionee may be required to provide the Corporation with additional representations, warranties and/or covenants similar to those contained in this letter.
     4. The Optionee is domiciled in the State or Country of                     . (Optionee must complete this blank.)
     5. The Optionee will notify the Corporation immediately of any change in the above information which occurs before the Option is exercised in full by the Optionee.
EXHIBIT “B” — Page 1

     The foregoing representations and warranties are given on                              at      ,                             .

City, State or Country

OPTIONEE:

EXHIBIT “B” — Page 2

EXHIBIT “C”
EXERCISE REPRESENTATION LETTER

Address of Optionee:

Date:                     , 200_
Artes Medical USA, Inc.
4660 La Jolla Village Drive, Suite 825
San Diego, CA 92122
     Re: 2001 Stock Option Plan
To Whom It May Concern:
     I (the “Optionee”) hereby exercise my right to purchase                      shares of common stock (the “Stock”) of Artes Medical USA, Inc., a Delaware corporation (the “Corporation”), pursuant to, and in accordance with, the Artes Medical USA, Inc. 2001 Stock Option Plan dated April 30, 2001 (the “Plan”) and Stock Option Agreement (the “Agreement”) dated March 14, 2003. As provided in such Plan, I deliver herewith payment as set forth in Section 5.5 of the Plan in the amount equal to the number of shares being purchased multiplied by the price per share, as indicated in Section 1 of the Agreement. Please deliver to me at my address as set forth above stock certificates representing the subject shares registered in the following name(s):                                         . I further request that the certificates be registered in the following form of ownership (for example, as individual property, community property, separate property, etc.):                                         .
     The Optionee hereby represents and agrees as follows:
     1. The Optionee acknowledges receipt of a copy of the Plan and Agreement. The Optionee has carefully reviewed the Plan and Agreement.
     2. The Optionee is domiciled in the State or Country of                     . (Optionee must complete this blank.)
     3. The Optionee represents and agrees that if the Optionee is an “affiliate” (as defined in Rule 144 under the Securities Act of 1933) of the Corporation at the time the Optionee desires to sell any of the Stock, the Optionee will be subject to certain restrictions under, and will comply with all of the requirements of, applicable federal and state securities laws.
     The foregoing representations and warranties are given on                     , 200___at                                             .

            (city, state)

OPTIONEE: